EXHIBIT 10.3
INTERCREDITOR AGREEMENT
     Intercreditor Agreement (this “Agreement”), dated as of March 7, 2007, among BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Senior Representative”) for the Senior Creditors (as defined below), EAP OPERATING INC., together with its successors and assigns, (the “Subordinate Creditor”), ENCORE ENERGY PARTNERS OPERATING, LLC (together with its successors and permitted assigns, the “Borrower”) and each of the other Credit Parties (as defined below) party hereto.
     WHEREAS, the Borrower, Encore Energy Partners LP (“Parent”), the Senior Representative and certain financial institutions and other entities are parties to that certain Senior Revolving Credit Agreement dated as of March 7, 2007 (as the same may be amended, modified, restated, extended, or increased replaced and without limitation on the principal amount thereof outstanding from time to time, the “Existing Senior Agreement”), pursuant to which such financial institutions and other entities have agreed to make revolving loans initially limited to an aggregate outstanding amount of up to $300,000,000 and extend other financial accommodations to the Borrower; and
     WHEREAS, the Borrower, the Subordinate Creditor and the Parent are parties to that certain Subordinate Credit Agreement dated as of March 7, 2007 (as the same may be amended, modified, restated or extended, the “Existing Subordinate Agreement”), pursuant to which the Subordinate Creditor has agreed to make a term loan of up to $120,000,000 to the Borrower; and
     WHEREAS, pursuant to the terms of the Existing Senior Agreement, the incurrence of the Subordinate Obligations and the creation of any Lien in the Collateral by the Borrower and the other Credit Parties to secure the payment and performance of the Subordinate Obligations are subject to the execution and delivery of this Agreement by the parties hereto; and
     WHEREAS, as an inducement to and as one of the conditions precedent to the agreement of the Senior Representative and Senior Creditors to consummate the transactions contemplated by the Existing Senior Agreement, Senior Representative and Senior Creditors have required the execution and delivery of this Agreement by the Subordinate Creditor, the Borrower and the other Credit Parties in order to set forth the relative rights and priorities of Senior Representative, Senior Creditors and Subordinate Creditor.
     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:
     Section 1. Definitions.
     1.1 Defined Terms. Except as otherwise provided herein, as used herein, the terms defined above have the meanings given them above and the following terms have the following meanings:
     “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

     “Blockage Notice” means written notification by Senior Representative on behalf of the Senior Creditors to the Subordinate Creditor that Senior Creditors are invoking a Blockage Period.
     “Blockage Period” means that period of time commencing on the date that Subordinate Creditor receives a Blockage Notice from Senior Representative on behalf of the Senior Creditors that they are invoking their right to enforce a Blockage Period upon the existence of one or more Events of Default under the Senior Agreement and ending on the earliest of (i) the date all Events of Defaults under the Senior Agreement shall have been cured or waived in writing by Senior Representative on behalf of the Senior Creditors in their sole discretion, (ii) the Senior Obligations Payment Date, (iii) the date 180 days following the date of Subordinate Representative’s receipt of a Blockage Notice, (iv) the date notice is given by Senior Representative of its termination of such Blockage period, or (v) 180 days after the Maturity Date. Notwithstanding anything to the contrary in this Agreement, no more than 270 days in any 365-day period may fall within one or more Blockage Periods, and no Blockage Period shall extend more than 180 days beyond the Maturity Date of the Senior Obligations, as the same may be extended in accordance with this Agreement.
     “Collateral” means any assets that are either Senior Collateral or Subordinate Collateral.
     “Common Collateral” means all assets that are both Senior Collateral and Subordinate Collateral.
     “Comparable Subordinate Document” means, in relation to any Senior Security Instrument, that Subordinate Security Instrument that creates a security interest in the same Common Collateral, granted by the same Credit Party, as applicable, and in relation to any Senior Guarantee, that Subordinate Guarantee executed by the same Credit Party.
     “Credit Parties” means, collectively, the Borrower, Parent and each other Restricted Subsidiary of Parent, and “Credit Party” means any one of the foregoing.
     “DIP Financing” has the meaning set forth in Section 5.3.
     “Enforcement Action” means, with respect to the Senior Obligations or the Subordinate Obligations, the acceleration of the maturity of any such obligations, the commencement or prosecution any action or proceeding for the payment or collection of such obligations, the exercise of any rights and remedies with respect to any property securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies with respect to the property under, as applicable, the Senior Documents or the Subordinate Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.
     “Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.
     “Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.
     “Replacement Senior Agreement” has the meaning set forth in the definition of “Senior Agreement”.
     “Secured Hedging Obligations” has the meaning given such term in the Senior Agreement.
     “Senior Agreement” means the collective reference to (a) the Existing Senior Agreement, and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Senior Agreement or any other agreement or instrument referred to in this clause (b) and without limitation on the principal amount thereof outstanding from time to time, unless such agreement or instrument expressly provides that it is not intended to be and is not a Senior Agreement hereunder (a “Replacement Senior Agreement”). Any reference to the Senior Agreement hereunder shall be deemed a reference to any Senior Agreement then extant.
     “Senior Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Credit Party, in which a Lien is granted or purported to be granted to any Senior Creditor as security for any Senior Obligation.
     “Senior Creditors” means the “Lenders” as defined in the Senior Agreement, each person that is a party to a Hedging Transaction that is a “Secured Hedging Obligation” under the Senior Agreement, any Persons that are designated under the Senior Agreement as the “Senior Creditors” for purposes of this Agreement, the Senior Representative, and any other holders of the Senior Obligations.
     “Senior Documents” means the Senior Agreement, each Senior Security Instrument and each Senior Guarantee.
     “Senior Guarantee” means any guarantee by any Credit Party of any or all of the Senior Obligations.

     “Senior Lien” means any Lien securing the Senior Obligations.
     “Senior Obligations” means the following without limitation on the principal amount thereof outstanding from time to time (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the Senior Agreement, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the Senior Agreement, (c) all Secured Hedging Obligations, and (d) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Senior Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Senior Obligation (whether by or on behalf of any Credit Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Subordinate Creditor, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior Creditors and the Subordinate Creditor, be deemed to be reinstated and outstanding as if such payment had not occurred.
     “Senior Obligations Payment Date” means the first date on which (a) the Senior Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the Senior Documents), (b) all commitments to extend credit under the Senior Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the Senior Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the Senior Security Instruments), and (d) the Senior Representative has delivered a written notice to the Subordinate Creditor stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the Senior Creditors.
     “Senior Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Senior Agreement, the Senior Representative shall be the Person identified as such in such Agreement or, if no such Person is so identified, the Person identified as administrative agent in such Agreement.
     “Senior Security Instruments” means the “Mortgage”, “Pledge Agreement” and each other “Loan Documents” as defined in the Senior Agreement (other than the Senior Agreement and Senior Guarantees) and any other documents that are designated under the Senior Agreement as “Senior Security Instruments” for purposes of this Agreement.
     “Subordinate Agreement” means the collective reference to (a) the Existing Subordinate Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Subordinate Agreement or any other agreement or instrument referred to in this clause (b). Any reference to the Subordinate Agreement hereunder shall be deemed a reference to any Subordinate Agreement then extant.

     “Subordinate Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Credit Party, in which a Lien is granted or purported to be granted to any Subordinate Creditor as security for any Subordinate Obligation.
     “Subordinate Creditor” means the “Lender” as defined in the Subordinate Agreement, or any Person that is designated under the Subordinate Agreement as the “Subordinate Creditor” for purposes of this Agreement and any other holders of the Subordinate Obligations.
     “Subordinate Documents” means each Subordinate Agreement, each Subordinate Security Instruments and each Subordinate Guarantee.
     “Subordinate Guarantee” means any guarantee by any Credit Party of any or all of the Subordinate Obligations.
     “Subordinate Lien” means any Lien securing the Subordinate Obligations.
     “Subordinate Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Subordinate Agreement, and (b) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Subordinate Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Subordinate Obligation (whether by or on behalf of any Credit Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Senior Creditor, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior Creditors and the Subordinate Creditor, be deemed to be reinstated and outstanding as if such payment had not occurred.
     “Subordinate Security Instruments” means the “Mortgage”, “Pledge Agreement” and each other “Loan Documents” as defined in the Subordinate Agreement (other than the Subordinate Agreement and the Subordinate Guarantee) and any documents that are designated under the Subordinate Agreement as “Subordinate Security Instruments” for purposes of this Agreement.
     “Unasserted Contingent Obligations” shall mean, at any time, Senior Obligations for indemnifications and similar contingent liabilities in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made and no notice for indemnification has been issued by the indemnitee at such time; provided, however, that Unasserted Contingent Obligations shall not be construed to include (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Senior Obligations, (b) Secured Hedging Obligations, whether or not contingent and regardless of whether such obligations arise as a result of early termination, and (c) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit).
     “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

     1.2 Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time.
     Section 2. Priorities.
     2.1 Subordination of Obligations. Notwithstanding any provision of any Subordinate Loan Document or any other instrument executed by any Credit Party in connection therewith, or any Subordinate Collateral, all Subordinate Obligations are and shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full of all Senior Obligations. Subordinate Creditor will not ask, demand, sue for, take, or receive from any Credit Party, by set-off or in any other manner, direct or indirect payment (whether in cash or property) of the whole or any part of the Subordinate Obligations, or any transfer of any property in payment or satisfaction in whole or in any part of Subordinate Obligations, until the Senior Obligation Payment Date; provided, however, (a) upon and after the IPO Effective Date (as defined in the Senior Agreement), the Borrower may prepay, and Subordinate Creditor may accept, all or a portion of the Subordinate Obligations so long as, at the time of any such prepayment, (i) the Total Outstandings (as defined in the Senior Agreement) are less than or equal to, or are simultaneously reduced to an amount that is less than or equal to the lesser of $100,000,000 or +90% of the Borrowing Base then in effect under the Senior Agreement, (ii) no Default shall have occurred and be continuing or would result therefrom; and (b) so long as no Blockage Period exists and no Default under the Senior Agreement resulting from non-payment of any Senior Obligation exists, then Borrower may pay and Subordinate Creditor may accept regularly scheduled interest payments accruing on the principal outstanding under the Subordinate Agreement. Any interest that is not paid in cash or not payable as a result of the provisions of clause (b) of the preceding sentence shall be capitalized as provided in Section 2.07(c) of the Existing Subordinate Agreement, and the failure of Borrower to pay such interest in cash shall not be a Default or Event of Default under the Subordinate Agreement. No Credit Party shall make any payment in respect of any Subordinate Obligation or create any Lien to secure any Subordinate Obligation in violation of the provisions of this Agreement.
     2.2 Subordination of Liens. (a) Any and all Liens now existing or hereafter created or arising in favor of any Subordinate Creditor securing the Subordinate Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the Senior Creditors securing the Senior Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Subordinate Creditor may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any Senior Document or Subordinate Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any Senior Creditor securing any of the Senior Obligations are (x) subordinated to any Lien securing any obligation of any Credit Party other than the Subordinate Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

     (b) No Senior Creditor or Subordinate Creditor shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Collateral granted to the other. Notwithstanding any failure by any Senior Creditor or Subordinate Creditor to perfect its security interests in the Collateral granted to it or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the Senior Creditors or the Subordinate Creditor, the priority and rights as between the Senior Creditors and the Subordinate Creditors with respect to any Collateral shall be as set forth herein.
     2.3 Nature of Senior Obligations. The Subordinate Creditor acknowledges that all or a portion of the Senior Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased, reduced, repaid and subsequently reborrowed, and that the terms of the Senior Obligations may be amended, modified, supplemented, extended or from time to time and may be increased, replaced, renewal, restatement or refinanced, in each event, without notice to or consent by the Subordinate Creditors and without affecting the provisions hereof. The subordination and lien priorities provided herein shall not be altered or otherwise affected by any increase, reduction, repayment, reborrowing, amendment, modification, supplement, extension, replacement, renewal, restatement or refinancing of either the Senior Obligations or the Subordinate Obligations, or any portion thereof.
     2.4 Agreements Regarding Actions to Perfect Liens. (a) The Subordinate Creditor agrees that financing statements, or other filings or recordings filed or recorded by or on behalf of the Subordinate Creditor shall be in form reasonably satisfactory to the Senior Representative.
     (b) Creditor agrees that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or thereafter filed against real property in favor of or for the benefit of the Subordinate Creditor and all pledge and security agreements in favor of and for the benefit of the Subordinate Creditor shall be in form reasonably satisfactory to the Senior Representative and shall contain the following notation: “The [lien/security interest] created by this [mortgage/security or pledge agreement] on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to Bank of America, N.A., as Administrative Agent (“Administrative Agent”) for the Lenders under the Credit Agreement among Encore Energy Partners Operating, LLC, Administrative Agent and the Lenders party thereto, in such property, in accordance with the provisions of the Intercreditor Agreement (as amended, the “Subordination Agreement”) dated as of March 7, 2007, among Bank of America, N.A., as Administrative Agent, EAP Operating, Inc., a Delaware corporation, as Lender, Encore Energy Partners Operating LLC, a Delaware limited liability company, and Encore Energy Partners LP, a Delaware limited partnership, to the Senior Obligations (as defined therein), as more particularly described in the Subordination Agreement”.
     (c) The Senior Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the Senior Security Instruments, such possession or control is also for the benefit of the Subordinate Creditor solely to the extent required to perfect its security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the Senior Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Subordinate Creditor with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Subordinate Security Instruments; provided that subsequent to the occurrence of the Senior Obligations Payment Date, the Senior Representative shall (i) deliver to the Subordinate Creditor, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Subordinate Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective rights and respective priorities as between the Senior Creditors and the Subordinate Creditor and shall not impose on the Senior Creditors any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Senior Creditor or Subordinate Creditor.
     2.5 No New Liens. So long as the Senior Obligations Payment Date has not occurred, the parties hereto agree that (a) there shall be no Lien, and no Credit Party shall have any right to create any Lien, on any assets of any Credit Party securing any Subordinate Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the Senior Obligations and (b) if the Subordinate Creditor shall acquire or hold any Lien on any assets of any Credit Party securing any Subordinate Obligation which assets are not also subject to the first-priority Lien of the Senior Representative under the Senior Documents, then the Subordinate Creditor, upon demand by the Senior Representative, will, notwithstanding anything to the contrary in any other Subordinate Document assign such Lien to the Senior Representative as security for the Senior Obligations (in which case the Subordinate Creditor may retain a junior lien on such assets subject to the terms hereof).
     2.6 Turnover. Until the occurrence of the Senior Obligations Payment Date, any payment, collection or Collateral, including without limitation any Collateral constituting proceeds, that may be received by Subordinate Creditor in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Representative, for the benefit of the Senior Creditors, in the same form as received, with any necessary endorsements, and Subordinate Creditor hereby authorizes the Senior Representative to make any such endorsements as agent for the Subordinate Creditor (which authorization, being coupled with an interest, is irrevocable).
     Section 3. Enforcement Rights.
     3.1 Exclusive Enforcement. Until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against the Credit Party, the Senior Creditors shall have the exclusive right to take and continue any Enforcement Action, without any consultation with or consent of any Subordinate Creditor, but subject to the provisos set forth in Sections 3.2 and 5.2. Upon the occurrence and during the continuance of a Default or an Event of Default under the Senior Documents, the Senior Representative and the other Senior Creditors may take and continue any Enforcement Action with respect to the Senior Obligations in such order and manner as they may determine in their sole discretion.

     3.2 Standstill and Waivers. The Subordinate Creditor, agrees that, until the Senior Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.2:
     (a) it will not take or cause to be taken any Enforcement Action or bring or join with any creditor other than the Senior Representative in bringing any Insolvency Proceeding, any proceeding for the appointment of a receiver, liquidator or similar representative or other litigation against an Credit Party or with respect to any Collateral;
     (b) it will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Subordinate Obligation pari passu with or senior to, or to give the Subordinate Creditor any preference or priority relative to, the Liens with respect to the Senior Obligations or the Senior Creditors;
     (c) it will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Creditor or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any Senior Creditor;
     (d) it has no right to (i) direct either the Senior Representative or any other Senior Creditor to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Instruments or (ii) consent or object to the exercise by the Senior Representative or any other Senior Creditor of any right, remedy or power with respect to the Common Collateral or pursuant to the Senior Security Instruments or to the timing or manner in which any such right is exercised or not exercised (or, to the extent it may have any such right described in this clause (d), whether as a junior lien creditor or otherwise, it hereby irrevocably waives such right);
     (e) it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Creditor seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Creditor shall be liable for, any action taken or omitted to be taken by any Senior Creditor with respect to the Common Collateral pursuant to the Senior Documents; and
     (f) it will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition thereof, cause or accept the benefits of a marshaling of the assets of any Credit Party or cause the Senior Representative or any Senior Creditor to proceed against any Credit Party or any Collateral or take any Enforcement Action in any particular order.
     provided that, notwithstanding the foregoing, the Subordinate Creditor may exercise its rights and remedies in respect of the Common Collateral under the Subordinate Security Instruments or applicable law after the passage of a period of 180 days (the “Standstill Period”) from the date of delivery of a notice in writing to the Senior Representative of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Default” under and as defined in the Subordinate Agreement; provided, further, however, that, notwithstanding the foregoing, in no event shall any Subordinate Creditor exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) any Senior Creditor shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to any of the Common Collateral (prompt notice of such exercise to be given to the Subordinate Creditor) or (ii) an Insolvency Proceeding in respect of any Credit Party shall have been commenced; and provided, further, that in any Insolvency Proceeding commenced by or against any Credit Party, the Subordinate Creditor may take any action expressly permitted by Section 5.
     3.3 Judgment Creditors. In the event that the Subordinate Creditor becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Liens and the Senior Obligations) to the same extent as all other Liens securing the Subordinate Obligations are subject to the terms of this Agreement.
     3.4 Cooperation. The Subordinate Creditor, agrees that it shall take such actions as the Senior Representative shall reasonably request in connection with the exercise by the Senior Creditor of their rights set forth herein.
     3.5 No Additional Rights For the Credit Parties Hereunder. Except as provided in Section 3.6, if any Senior Creditor or Subordinate Creditor shall enforce its rights or remedies in violation of the terms of this Agreement, no Credit Party shall be entitled to use such violation as a defense to any action by any Senior Creditor or Subordinate Creditor, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Senior Creditor or Subordinate Creditor.
     3.6 Actions Upon Breach. (a) If Subordinate Creditor, contrary to this Agreement, commences or participates in any action or proceeding against any Credit Party or the Common Collateral, such Credit Party, with the prior written consent of the Senior Secured Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any Senior Creditor may intervene and interpose such defense or plea in its or their name or in the name of such Credit Party.
     (b) Should Subordinate Creditor, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to any Credit Party or Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any Senior Creditor (in its own name or in the name of the relevant Credit Party) or the relevant Credit Party may obtain relief against Subordinate Creditor by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Subordinate Creditor that (i) the Senior Creditors’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) Subordinate Creditor waives any defense that the Credit Parties and/or the Senior Creditors cannot demonstrate damage and/or be made whole by the awarding of damages.
     Section 4. Application Of Proceeds Of Collateral; Dispositions And Releases Of Common Collateral; Inspection and Insurance.
     4.1 Application of Proceeds; Turnover Provisions. All proceeds of Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Collateral in connection with an Enforcement Action, whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the Senior Representative for application to the Senior Obligations in accordance with the terms of the Senior Documents, until the Senior Obligations Payment Date has occurred and thereafter, to the Subordinate Creditor for application in accordance with the Subordinate Documents.
     4.2 Releases of Subordinate Lien. (a) Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the Senior Documents that results in the release of the Senior Lien on any Common Collateral (including any such sale or disposition is consummated in connection with an Enforcement Action or consummated after the institution of any Insolvency Proceeding), the Subordinate Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the Senior Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.
     (b) The Subordinate Creditor shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Representative shall request to evidence any release of the Subordinate Lien described in paragraph (a). The Subordinate Creditor hereby appoints the Senior Representative and any officer or duly authorized person of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Subordinate Creditor and in the name of the Subordinate Creditor or in the Senior Creditor’s own name, from time to time, in the Senior Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or reasonably desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
     4.3 Inspection Rights and Insurance. (a) Any Senior Creditor and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the Senior Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Subordinate Creditor or liability to any Subordinate Creditor.
     (b) Until the Senior Obligations Payment Date has occurred, the Senior Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Credit Party (except that the Subordinate Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the Senior Representative); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.
     Section 5. Insolvency Proceedings.
     5.1 Distributions in Liquidation and Bankruptcy. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Credit Parties or the proceeds thereof (including any assets now or hereafter securing any Subordinate Obligations) to creditors of the Credit Parties or upon any indebtedness of the Credit Parties, as a result of any Insolvency Proceeding, assignment for the benefit of creditors or marshaling of assets, or as a result of the sale of all or substantially all of the assets of any Credit Party, then in such event:
     (a) Senior Creditors shall be entitled to receive payment in full in cash of all Senior Obligations before Subordinate Creditor shall be entitled to receive any payment or other distributions on, or with respect to, the Subordinate Obligations;
     (b) Any payment or distribution of any kind or character, whether in cash, securities, or other property, which but for these provisions would be payable or deliverable upon or with respect to the Subordinate Obligations, shall instead be paid or delivered directly to Senior Representative for the benefit of the holders of the Senior Obligations for application on the Senior Obligations, whether then due or not due, until the Senior Obligations Payment Date;
     (c) Subordinate Creditors shall duly and promptly take such action as may reasonably be requested by Senior Representative to assist in the collection of the Subordinate Obligations for the account of any holder of the Senior Obligations, including, without limitation, the filing of appropriate proofs of claim with respect to the Subordinate Obligations;
     (d) Subordinate Creditor authorizes Senior Representative as its attorney-in-fact to prove the Subordinate Obligations in any Insolvency Proceeding;
     (e) Should any direct or indirect payment be made to Subordinate Creditor upon or with respect to the Subordinate Obligations prior to the Senior Obligations Payment Date, Subordinate Creditor will forthwith deliver the same to Senior Representative in precisely the form received (except for the endorsement or assignment by Subordinate Creditor where necessary) for application on the Senior Obligations, whether then due or not due. Until so delivered, the payment or distribution shall be held in trust by Subordinate Creditor as property of the Senior Representative the benefit of the holders of the Senior Obligations. In the event of failure of Subordinate Creditor to make any such endorsement or assignment, Senior Representative and each of its officers and employees are hereby irrevocably authorized to make the same;
     (f) Notwithstanding anything to the contrary herein, Subordinate Creditor shall be permitted to receive and retain in replacement or satisfaction of (in whole or in part) the Subordinated Obligations, to the extent provided for by a plan of reorganization, equity securities or debt securities that are subordinated to at least the same extent as the Subordinated Obligations; and
     (g) Subordinate Creditor agrees not to vote its claims or interests in any such proceeding (including voting for confirmation of any plans of reorganization) in a manner that would not give full effect to this Agreement.
     Section 5.2. Filing of Motions. Until the Senior Obligations Payment Date has occurred, the Subordinate Creditor agrees that it shall not, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that (a) violates, or is prohibited by, this Section 5 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (b) assert any right, benefit or privilege that arises in favor of the Subordinate Creditor, in whole or in part, as a result of its interest in the Common Collateral or in the Subordinate Lien (unless the assertion of such right is expressly permitted by this Agreement) or (c) challenges the validity, priority, enforceability or voidability of any Liens or claims held by the Senior Representative or any other Senior Creditor, or the extent to which the Senior Obligations constitute secured claims under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Subordinate Creditor may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Subordinate Creditor imposed hereby.
     5.3 Financing Matters. If any Credit Party becomes subject to any Insolvency Proceeding, and if the Senior Representative or the other Senior Creditors desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Credit Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Credit Party by any third party (any such financing, “DIP Financing”), then the Subordinate Creditor agrees, that it (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in paragraph 5.5 below and (c) will subordinate (and will be deemed hereunder to have subordinated) the Subordinate Liens (i) to such DIP Financing on the same terms as the Senior Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the Senior Creditors and (iii) to any “carve-out” agreed to by the Senior Representative or the other Senior Creditors, and (d) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.
     5.4 Relief From the Automatic Stay. The Subordinate Creditor agrees that it will not seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of the Senior Representative.
     5.5 Adequate Protection. The Subordinate Creditor, agrees that it will not object, contest, or support any other Person objecting to or contesting, (a) any request by the Senior Representative or the other Senior Creditors for adequate protection or any adequate protection provided to the Senior Representative or the other Senior Creditors or (b) any objection by the Senior Representative or any other Senior Creditors to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the Senior Representative or any other Senior Creditor under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. If the Senior Creditors are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, and the Senior Creditors do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral the Subordinate Creditor may seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Senior Obligations and such DIP Financing on the same basis as the other Liens securing the Subordinate Obligations are so subordinated to the Senior Obligations under this Agreement, (y) superpriority claims junior in all respects to the superpriority claims granted to the Senior Creditors; provided, however, that the Subordinate Creditor shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Subordinate Creditor seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Subordinate Creditor agrees that the Senior Representative shall also be granted a senior Lien on such additional collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Subordinate Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Creditors as adequate protection, with such subordination to be on the same terms that the other Liens securing the Subordinate Obligations are subordinated to such Senior Obligations under this Agreement. The Subordinate Creditor, agrees that (A) except as expressly set forth in this Section it will not seek or accept adequate protection or (B) without the prior consent of the Senior Representative, seek to provide any DIP Financing.
     5.6 Avoidance Issues. If any Senior Creditor is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Credit Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Subordinate Creditors agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
     5.7 Asset Dispositions in an Insolvency Proceeding. In an Insolvency Proceeding, Subordinate Creditor shall not oppose any sale or disposition of any assets of any Credit Party that is supported by the Senior Creditors, and the Subordinate Creditor will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the Senior Creditors and to have released its Liens on such assets.
     5.8 Separate Grants of Security and Separate Classification. Each Senior Creditor and the Subordinate Creditor acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Security Instruments and the Subordinate Security Instruments constitute two separate and distinct grants of Liens and (b) because of, among other things, the subordination of the Subordinate Obligations and their differing rights in the Collateral, the Senior Obligations and the Subordinate Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Creditors and Subordinate Creditor constitute only one class or one secured claim (rather than separate classes of senior and junior secured claims), then the Subordinate Creditor hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and subordinate claims against the Credit Parties and in respect of the Collateral, with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Subordinate Creditor), the Senior Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Subordinate Creditor. The Subordinate Creditors hereby acknowledges and agrees to turn over to the Senior Creditor amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinate Creditor.
     5.9 No Waivers of Rights of Senior Creditors. Nothing contained herein shall prohibit or in any way limit the Senior Representative or any other Senior Creditor from objecting in any Insolvency Proceeding or otherwise to any action taken by the Subordinate Creditor not expressly permitted hereunder.
     5.10 Other Matters. To the extent that the Subordinate Creditor has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral, the Subordinate Creditor agrees not to assert any of such rights without the prior written consent of the Senior Representative unless expressly permitted to do so hereunder.
     5.11 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.
     Section 6. Amendments of Documents.
     6.1 Amendment of Comparable Subordinate Documents. In the event the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Security Instruments or Senior Guarantee for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Instrument or any Senior Guarantee or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Subordinate Document without the consent of or action by Subordinate Creditor (with all such amendments, waivers and modifications subject to the terms hereof); provided that notice of such amendment, waiver or consent shall be given to the Subordinate Creditor no later than 10 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

     6.2 Amendment of Subordinate Agreement. Until the Senior Obligation Payment Date, Subordinate Creditor will not, without the prior written consent of Senior Representative assign or transfer the Subordinate Obligations or any participation therein (other than to an Affiliate of Subordinate Creditor) or enter into or permit any material modification or amendment of, or waive any material right or obligation of any Person under the documents, instruments and agreements evidencing or otherwise pertaining to the Subordinate Obligations if such modification, amendment or waiver would result in the Subordinate Obligations (a) not being fully subordinated to the Senior Obligations to the same extent as set forth in this Agreement, (b) being subject to negative covenants or events of default (or other provisions which have the same effect as negative covenants or events of default) more restrictive than those set forth in the Subordinate Agreement or other Subordinate Loan Documents on the date hereof, (c) having a maturity date prior to the maturity date applicable to the Subordinate Obligations on the date hereof, (d) being increased at any time after the date hereof in excess of the principal balance of Subordinate Obligations at such time, other than as a result of capitalizing accrued unpaid interest, (e) being readvanced after a repayment thereof other than in connection with a turnover of funds to the Senior Creditors pursuant to the provisions of this Agreement, (f) accrue interest at a higher rate, other than in accordance with the provisions of the Subordinate Agreement in effect on the date hereof, such as the applicability of the Default Rate, interest rate elections and changes in the applicable Eurodollar Rate or Base Rate, or (g) not automatically deferring interest as to payment if not paid and increasing the principal amount of the Loan by the amount of such deferred interest.
     Section 7. Reliance; Waivers; etc.
     7.1 Reliance. The Senior Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Subordinate Creditor, expressly waives all notice of the acceptance of and reliance on this Agreement by the Senior Creditors. The Subordinate Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Senior Representative expressly waives all notices of the acceptance of and reliance by the Subordinate Creditor.
     7.2 No Warranties or Liability. The Subordinate Creditor and the Senior Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other Senior Document or any Subordinate Document. Except as otherwise provided in this Agreement, the Subordinate Creditor and the Senior Representative will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
     7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Credit Party with the terms and conditions of any of the Senior Documents or the Subordinate Documents.

     Section 8. Obligations Unconditional.
     8.1 Senior Obligations Unconditional. All rights and interests of the Senior Creditors hereunder, and all agreements and obligations of the Subordinate Creditor (and, to the extent applicable, the Credit Parties) hereunder, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Senior Document;
     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Senior Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Senior Document;
     (c) prior to the Senior Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Senior Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Senior Obligations or any guarantee or guaranty thereof; or
     (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Senior Obligations, or of any of the Subordinate Creditor, or any Credit Party, to the extent applicable, in respect of this Agreement.
     8.2 Subordinate Obligations Unconditional. All rights and interests of the Subordinate Creditor hereunder, and all agreements and obligations of the Senior Creditors (and, to the extent applicable, the Credit Parties) hereunder, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Subordinate Document;
     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Subordinate Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Subordinate Document;
     (c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Subordinate Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Subordinate Obligations or any guarantee or guaranty thereof; or
     (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Subordinate Obligations or any Senior Creditor in respect of this Agreement.
     Section 9. Miscellaneous.
     9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Document or any Subordinate Document, the provisions of this Agreement shall govern.
     9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the Senior Obligation Payment Date shall have occurred. This is a continuing agreement and the Senior Creditors and the Subordinate Creditor may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Credit Party on the faith hereof.
     9.3 Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the Senior Representative and the Subordinate Creditor, and, in the case of amendments or modifications of Sections 2.1, 3.6 or 9.6 that directly affect the rights or duties of any Credit Party, such Credit Party.
     9.4 Information Concerning Financial Condition of the Borrower and the other Credit Parties. Each of the Subordinate Creditor and the Senior Representative hereby assume responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Credit Parties and all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Subordinate Obligations. The Subordinate Creditor and the Senior Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Subordinate Creditor or the Senior Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.
     9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
     9.6 Submission to Jurisdiction. (a) Each Senior Creditor, the Subordinate Creditor and each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any Senior Creditor or the Subordinate Creditor may otherwise have to bring any action or proceeding against any Credit Party or its properties in the courts of any jurisdiction.

     (b) Each Senior Creditor, the Subordinate Creditor and each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     9.7 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth on Schedule 9.7 hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Senior Creditors and the Subordinate Creditor and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.
     9.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement..
     9.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     9.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.
     9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

     9.13 Additional Credit Parties. Each Person that becomes a Credit Party after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of a joiner agreement in the form reasonably acceptable to the Senior Representative.
     9.14 Notice of Subordination. The Subordinate Agreement, the Subordinate Guarantees and each note or other instrument evidencing subordinate Obligations shall contain the following notations: “This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Intercreditor Agreement (as amended, the “Subordination Agreement”) dated as of March 7, 2007 among Bank of America, N.A., as Administrative Agent, EAP Operating, Inc., a Delaware corporation, as Lender, Encore Energy Partners Operating LLC, a Delaware limited liability company, and Encore Energy Partners LP, a Delaware limited partnership, to the Senior Obligations (as defined therein), as more particularly described in the Subordination Agreement, and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as Senior Representative for and
on behalf of the Senior Creditors

By:	/s/ Christen A. Lacey

	Name:	Christen A. Lacey
	Title:	Principal
Signature Page to Intercreditor Agreement

EAP OPERATING INC., as Subordinate Creditor

By:	/s/ Robert C. Reeves

	Name:	Robert C. Reeves
	Title:	Senior Vice President, Chief Financial Officer
and Treasurer
Signature Page to Intercreditor Agreement

ENCORE ENERGY PARTNERS OPERATING LLC
as Borrower

By:	/s/ Robert C. Reeves

	Name:	Robert C. Reeves
	Title:	Senior Vice President, Chief Financial Officer
and Treasurer
Signature Page to Intercreditor Agreement

ENCORE ENERGY PARTNERS LP
as Parent and a Credit Party

By:	Encore Energy Partners GP LLC,
as general partner

By:	/s/ Robert C. Reeves

	Name:	Robert C. Reeves
	Title:	Senior Vice President, Chief Financial Officer
and Treasurer
Signature Page to Intercreditor Agreement